3 SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 27, 2003

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.

On February 26, 2003, the Company issued a news release announcing the fourth quarter and 2002 operating results. The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

EXHIBIT INDEX

    The press release of Petroleum Development Corporation, dated February 26, 2003 announcing fourth quarter and 2002 results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date February 27, 2003

By  /s/ Dale G. Rettinger

        Dale G. Rettinger